UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2006

STRYKER CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	0-9165	38-1239739
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2725 Fairfield Road, Kalamazoo, Michigan		49002
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 269.385.2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

2006 Long-Term Incentive Plan - On February 7, 2006, the Board of Directors of Stryker Corporation ("Stryker"), upon the recommendation of the Compensation Committee, adopted the 2006 Long-Term Incentive Plan (the "2006 Plan"), subject to shareholder approval at the 2006 Annual Meeting.  The 2006 Plan permits the grant to employees and directors of Stryker of stock options, restricted stock awards, other stock unit awards and other rights, interests and options relating to shares of Stryker Common Stock.  A total of 20,000,000 shares of Stryker Common Stock will be available for awards under the 2006 Plan.  No individual may be granted awards with respect to more than 2,000,000 shares during any calendar year.  Awards other than options will be counted against such maximums on a two-for-one basis.  The 2006 Plan provides for adjustment in the number of shares in the event of stock splits, stock dividends and the like.

The persons to whom awards will be granted and the terms thereof will be determined by the Compensation Committee appointed by the Board of Directors, except that the full Board shall make such determination in the case of the non-employee directors.  In addition, the Committee may delegate to the Chief Executive Officer the authority to make awards to certain employees, subject to an annual limit of 10,000 shares per employee.  The actual awards will depend on a number of factors, including an individual's potential contribution to the business, compensation practices at the time, retention issues and the Company's stock price.

In the event of certain events constituting a change in control, the Compensation Committee will have discretion to accelerate the vesting of awards, eliminate restrictions, deem any performance measure to be satisfied or take such other action as it deems appropriate in its sole discretion.  In addition, the Compensation Committee may determine at any time at or after the grant of an option under the 2006 Plan, that, during the 60-day period after a change in control occurs, a participant holding an option shall have the right, whether or not the option is fully exercisable, to receive, upon surrender of the option, an amount in cash equal to the excess of the change in control price over the exercise price per share.  The change in control price shall be the higher of the highest reported sales price of the Common Stock during the 60-day period prior to and including the date of the change of control or, if the change in control is the result of a tender or exchange offer, the price per share paid in such tender or exchange offer.

The Compensation Committee may include a provision in the grant of an award providing that a participant who breaches any non-competition, nonsolicitation or nondisclosure provision or provision as to ownership of inventions contained in an agreement with Stryker shall forfeit awards or shares of Common Stock issued or payment received in respect thereof that have not been disposed of (in which case Stryker will repay the lesser of any amount paid by the participant or the then fair market value of a share of Common Stock) or pay to Stryker any gain realized as a result of the disposition of shares issued in respect of such award.

The foregoing description is qualified in its entirety by reference to the complete text of the 2006 Plan that is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Amended 1998 Stock Option Plan - On February 7, 2006, the Board of Directors amended Stryker's 1998 Stock Option Plan (the "1998 Plan") in certain respects, including, among other things, to permit the Compensation Committee to delegate to the Chief Executive Officer the authority to grant options to employees, subject to an annual limit of 10,000 shares per employee, and to provide for forfeiture of options or shares issued pursuant thereto or profits realized on the disposition of such shares in the same manner provided in the 2006 Plan.  The amendments to the 1998 Plan do not require shareholder approval.  The complete text of the 1998 Plan, as amended, is filed as Exhibit 10.2 to this Form 8-K and incorporated by reference herein.

Special Stock Option Award to Stephen P. MacMillan - On February 7, 2006, the Compensation Committee (with the confirmation of the full Board of Directors other than Mr. MacMillan) granted a nonstatutory option to purchase an aggregate of 1,000,000 shares of Stryker Common Stock at a price of $46.85 per share to Stephen P. MacMillan, President and Chief Executive Officer, under the 1998 Plan.  The Compensation Committee indicated at the time of the grant its current intention that the special award shall be in lieu of other stock-based awards that may be made to Mr. MacMillan during the next five years.

The option will vest and become exercisable in eight equal annual installments of 100,000 shares beginning on February 7, 2007 and the balance of 200,000 shares will become exercisable commencing on February 7, 2015.  If Mr. MacMillan's employment is terminated by reason of disability or death, he or his estate will have the right to exercise the vested portion for a period of three years following such termination.  In the event his employment terminates for any other reason, he or his estate (in the event of his death after such termination) may exercise the vested portion during the 30 days following such termination.  The option will expire on February 6, 2016.

Under the terms of the special award, Mr. MacMillan must exercise the option in cash for at least 5,000 shares (including shares withheld to satisfy applicable withholding taxes) in each twelve-month period beginning on February 7, 2007 and on the first eight anniversaries thereof and such shares must be held by him as long as he is the Chief Executive Officer of Stryker.  In addition, Mr. MacMillan must continue to hold for at least one year after exercise at least 25% of any shares acquired upon exercise of the option over and above the annual 5,000 share minimum.

If, during his employment or the two-year period thereafter, Mr. MacMillan breaches any of the noncompetition, nonsolicitation, nondisclosure and invention ownership provisions contained in his employment agreement or any other agreement that he enters into with Stryker, the unexercised portion of the option will be rescinded.  He will also be required to return any shares of Common Stock that he acquired upon exercise of the option (against payment by Stryker of the lesser of the exercise price or the fair market value of the Common Stock at that time) and repay to Stryker the gain realized on any such shares that he has disposed of.  These provisions will also be applicable if Mr. MacMillan's employment is terminated for cause, as defined in his employment agreement, or if it is determined within one year after termination for any other reason, including voluntary termination, that the Board of Directors would have been justified in terminating his employment for cause if the facts and circumstances had been known prior to termination for such other reason.

The foregoing description of the special award to Mr. MacMillan is qualified in its entirety by reference to the complete text of the Stock Option Agreement with respect thereto, which is filed as Exhibit 10.3 to this Form 8-K and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	Exhibit 10.1	2006 Long-Term Incentive Plan
	Exhibit 10.2	1998 Stock Option Plan, as amended
	Exhibit 10.3	Stock Option Agreement relating to special stock option award to Stephen P. MacMillan

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                    STRYKER CORPORATION

                                                                                    (Registrant)

February 9, 2006                                                         /s/  DEAN H. BERGY

Date                                                                             Dean H. Bergy

                                                                                    Vice President and

                                                                                    Chief Financial Officer

                                                                                    (Principal Financial Officer)

EXHIBIT INDEX

10.1	2006 Long-Term Incentive Plan

10.2	1998 Stock Option Plan, as amended

10.3	Stock Option Agreement relating to special stock option award to Stephen P. MacMillan